   BRE PROPERTIES, INC.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
- --------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

Primary Earnings per Share:



                                      Transition                For the year ended
                                        period                        July 31
                                     ------------  --------------------------------------------
                                         1995           1995           1994           1993
                                         ----           ----           ----           ----
Average shares outstanding             21,942,000     21,882,000     21,866,000     17,548,000

 Net income before (loss) gain on
 sales of investments (a)            $ 10,137,000   $ 23,185,000   $21,757,000     $16,613,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

         Computation                        $ .46         $ 1.06         $1.00            $.95
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------
Net (loss) gain on sales of
 investments (a)                      $ (899,000)       $370,000       $548,000     $9,869,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

         Computation                      $ (.04)          $ .02         $  .02          $ .56
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

EARNINGS PER SHARE (a)                     $  .42        $  1.08          $1.02          $1.51
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------


Additional Primary Computation:


                                      Transition                For the year ended
                                        period                        July 31
                                     ----------------------------------------------------------
                                         1995           1995           1994           1993
                                         ----           ----           ----           ----
Average shares outstanding             21,942,000     21,882,000     21,866,000     17,548,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

  Additional adjustment for
  dilutive effect of outstanding
  options (as determined by the
  application of the treasury
  stock method):                           43,000         17,000         37,000         49,000
                                    -------------  -------------  -------------   ------------
  Weighted average number of
  shares outstanding, as adjusted      21,985,000     21,899,000     21,933,000     17,597,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------
  Primary earnings per share, as
  adjusted - Net income (b)                $  .42        $  1.08         $ 1.02          $1.50
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

  BRE PROPERTIES, INC.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

FULLY DILUTED EARNINGS PER SHARE


                                      Transition                For the year ended
                                        period                        July 31
                                     ------------  --------------------------------------------
                                         1996           1995           1994           1993
                                         ----           ----           ----           ----
Net income (a)                         $9,238,000    $23,555,000    $22,305,000    $26,482,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

Average shares outstanding             21,942,000     21,882,000     21,866,000     17,548,000
 Additional dilutive effect of
 outstanding options (as
 determined by the application
 of the treasury stock method)            104,000         23,000         37,000         53,000
                                    -------------  -------------  -------------   ------------
 Weighted average number of
 shares, as adjusted                   22,046,000     21,905,000     21,903,000     17,601,000
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------
 Fully diluted earnings per
 share - Net income (b)                    $  .42        $  1.08        $  1.02           1.50
                                    -------------  -------------  -------------   ------------
                                    -------------  -------------  -------------   ------------

(a)  These amounts agree with the related amounts in the Statements of Income.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                       39